Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

The following unaudited pro forma condensed combined financial statements of Data Knights present the combination of the historical financial information of Data Knights and OneMedNet adjusted to give effect for the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical balance sheet of Data Knights and the historical balance sheet of OneMedNet as of June 30, 2023, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2023.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and the year ended December 31, 2022, combines the historical statements of operations of Data Knights and OneMedNet for such period on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited financial statements of Data Knights as of and for the six months ended June 30, 2023 and the historical audited financial statements for the year ended December 31, 2022, and the related notes thereto, included elsewhere in this proxy statement/prospectus;

●	the historical unaudited financial statements of OneMedNet as of and the six months ended June 30, 2023 and the historical audited financial statements for the year ended December 31, 2022, and the related notes thereto, included elsewhere in this proxy statement/prospectus; and

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Data Knights” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of OneMedNet,” and other financial information relating to Data Knights and OneMedNet included elsewhere or incorporated by reference in this proxy statement/prospectus, including the Merger Agreement.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The Combined Entity believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Description of Transaction

On April 25, 2022, Data Knights, Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Data Knights, LLC, the Company’s sponsor (the “Sponsor”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with OneMedNet (together with the Company and Merger Sub, the “Parties”) and Paul Casey, as seller representative (“Casey”). Pursuant to the Merger Agreement, upon the closing (the “Closing”) of the Business Combination, the Parties will effect the merger of Merger Sub with and into OneMedNet, with OneMedNet continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of OneMedNet shall be exchanged for shares of the Class A Common Stock of the Company upon the terms set forth in the Merger Agreement. Per the Merger Agreement all of the issued and outstanding capital stock of OneMedNet shall be exchanged shares of the Class A Common Stock of Data Knights. OneMedNet’s shareholders collectively shall be entitled to receive from Data Knights, in the aggregate, a number of Data Knights’ securities with an aggregate value equal to $200,000,000, subject to certain adjustments.

Pursuant to the existing Data Knights Charter, public stockholders are being offered the opportunity to redeem, upon the Closing, shares of Data Knights common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account (as of two business days prior to the Closing). The unaudited pro forma condensed combined information contained herein assumes that Data Knights stockholders approve the Business Combination. Data Knights’ public stockholders may elect to redeem their common stock for cash even if they approve the Business Combination. Data Knights cannot predict how many of its stockholders will exercise their right to have their shares redeemed for cash.

At the Closing of the Business Combination, the Combined Entity expects to have approximately $19 million cash proceeds from the Trust Account, assuming there are no further redemptions plus $1.5 million from the PIPE. The aggregate transaction expenses of approximately $4.2 million will be paid at closing, including the remaining deferred underwriting commission of $1,000,000, which will be paid as follows (i) $500,000 at closing and (ii) $500,000 over six payments from October 2023 through March 2024. This will result in a pro forma cash of approximately $16.8 million at Closing. If there is substantially less in the Trust Account than anticipated at the Closing of the Business Combination, then the Combined Entity expects to issue and sell Combined Entity Common Stock in connection with additional PIPE investments after Closing to pay certain of its aggregate transaction expenses at Closing and the balance of expenses over time from additional PIPE investments and from operating revenue.

For illustrative purposes, the unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of additional redemptions of Data Knights common stock:

●	Assuming Minimum Additional Redemptions (“Minimum Redemption”) — this scenario assumes that no additional shares of Data Knights common stock are redeemed; and

●	Assuming Maximum Redemptions (“Maximum Redemption”) — This scenario assumes the redemption of approximately 1,712,698 shares of Data Knights Common Stock at $11.12 per share as a result of the approval of the NTA Proposal, for aggregate payment of approximately $19 million from the Trust Account.

The public stockholder redemptions are expected to be within the parameters described by the above two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

The Business Combination between Data Knights and OneMedNet under both the minimum and maximum redemption scenarios is expected to be accounted for as a reverse recapitalization with OneMedNet as the accounting acquirer.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2023
(in thousands)

	OneMedNet (Historical)	Data Knights (Historical)	Data Knights 11-Aug-23	Pro Forma Adjustments Assuming Minimum Redemption		Pro Forma Combined Assuming Minimum Redemption	Pro Forma Adjustment Assuming Maximum Redemption		Pro Forma Combined Assuming Maximum Redemption
ASSETS
Current Assets:	312	3		18,644	A	19,355	(18,603)	I	752
Cash and Cash Equivalents				1,500	J
				(1,000)	B
				(104)	M
Accounts Receivable	17					17			17
Prepaid expenses and other current assets	1,674					1,674			1,674
Total current assets	2,003	3		19,040		21,046	(18,603)		2,443
Non-current assets
Prepaid expenses						—			—
Cash and marketable securities held in Trust Account		29,979	(11,335)	(18,644)	A	0			0
Property and equipment, net	77					77			77
Total non-current assets	77	29,979	(11,335)	(18,644)		77			77
TOTAL ASSETS	$2,080	$29,982	$(11,335)	$396		$21,123	$(18,603)		$2,520
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDER’S EQUITY (DEFICIT)
Accounts Payable and accrued expenses	1,412	2,039		1,000	C	4,451			4,451
Canada Energy Business Loan Act	45					45			45
Amount due to related party		11				11			11
Income taxes payable		32				32			32
Franchise tax payable		8				8			8
Short term debt				1,500	J	1,500			1,500
Deferred revenues	354					354			354
Convertible promissory notes	10,590			(10,590)	K	—			—
Total current liabilities	12,401	2,090		(8,090)		6,401			6,401
Non-current liabilities
Accrued interest, related party	1,007			(1,007)	K	—			—
Loan, related party	604			(104)	M	500			500
Derivative liability		363				363			363
Deferred underwriting fee payable		4,025		(4,025)	B	—			—
Extension loan		3,284		(3,284)	L	—			—
Working capital loan		368				368			368
Convertible promissory notes	1,500			(1,500)	J	—			—
Total non-current liabilities	3,111	8,040		(9,920)		1,231	—		1,231
Total liabilities	15,512	10,130		(18,010)		7,632	—		7,632
COMMITMENTS AND CONTINGENCIES
Temporary equity
Class A and Class B common stock subject to possible redemption		29,938	(11,335)	(18,603)	D	0			0
Stockholders’ equity (deficit)
Preferred Series A-2				—	E
Preferred Series A-1				—	E
Common stock				2	F	3	(1)	I	2
				1	D
				—	E
Class A common stock		—		—	G
Class B common stock		—		—	G
Additional paid-in capital	21,712	1,638		18,602	D	48,632	(18,062)	I	30,030
				(2)	F				—
				(11,724)	H				—
				(1,000)	C				—
				3,284	L
				13,097	K
				3,025	B
Accumulated deficit	$(35,144)	(11,724)		11,724	H	(35,144)			(35,144)
Total shareholders’ equity (deficit)	$(13,432)	(10,086)	—	37,009		13,491	(18,603)		(5,112)
TOTAL LIABILITES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFECIT	$2,080	$29,982	$(11,335)	$396		$21,123	$(18,603)		$2,520

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2023
(in thousands, except share and per share data)

	OneMedNet (Historical)	Data Knights (Historical)	Pro Forma Adjustments Assuming Minimum and Maximum Redemption		Pro Forma Combined Assuming Minimum and Maximum Redemption
Revenues	$355	$—	$—		$355
Cost of revenue	519	—	—		519
Gross profit	(164)	—	—		(164)
Operating costs and expenses:
Selling, general and administrative expenses	2,751	639	1,000	AA	4,390
Total operating costs and expenses	2,751	639	1,000		4,390
Loss from operations	(2,915)	(639)	(1,000)		(4,554)
Other income (expense):
Interest expense	(316)		(23)	CC	(339)
Other income (expense)	(36)		(500)		(536)
Realized and unrealized gains on Trust Account		670	(670)	BB	—
Total other income (expense)	(352)	670	(1,193)		(875)
Net income (loss) before income tax provision	(3,267)	31	(2,193)		(5,429)
Income tax provision		(122)			(122)
Net income (loss)	(3,267)	(91)	(2,193)		(5,551)

	OneMedNet (Historical)	Data Knights (Historical)	Assuming Minimum Redemption	Assuming Maximum Redemption
Weighted average shares outstanding – Common stock	4,550,166	—	—	—
Basic and diluted net income (loss) per share – Common stock	(0.27)	—	—	—
Weighted average shares outstanding – Class A and Class B common stock subject to redemption	—	2,731,544	34,102,468	32,299,770
Basic and diluted net income (loss) per share – Class A and Class B common stock subject to redemption	—	(0.01)	(0.16)	(0.17)
Weighted average shares outstanding – Class A and Class B non-redeemable common stock	—	4,838,792	—	—
Basic and diluted net income (loss) per share – Class A and Class B non-redeemable common stock	—	(0.01)	—	—

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)

	OneMedNet (Historical)	Data Knights (Historical)	Pro Forma Adjustments Assuming Minimum and Maximum Redemption		Pro Forma Combined Assuming Minimum and Maximum Redemption
Revenues	$1,153	$—	$—		$1,153
Cost of revenue	1,513	—	—		1,513
Gross profit	(360)	—	—		(360)
Operating costs and expenses:
Selling, general and administrative expenses	5,755	5,309	1,000	AA	12,064
Total operating costs and expenses	5,755	5,309	1,000		12,064
Loss from operations	(6,115)	(5,309)	(1,000)		(12,424)
Other income (expense):
Interest expense	(403)	—	(90)		(493)
Change in fair value of derivative liability		4,489	—		4,489
Other income (expense)	(47)				(47)
Realized and unrealized gains on Trust Account		1,372	(1,372)	BB	—
Total other income (expense)	(450)	5,861	(1,462)		3,949
Net income (loss) before income tax provision	(6,565)	552	(2,462)		(8,475)
Income tax provision	—	(215)	—		(215)
Net income (loss)	(6,565)	337	(2,462)		(8,690)

	OneMedNet (Historical)	Data Knights (Historical)	Assuming Minimum Redemption	Assuming Maximum Redemption
Weighted average shares outstanding – Common stock	4,342,666	—	—	—
Basic and diluted net income per share – Common stock	(0.68)	—	—	—
Weighted average shares outstanding – Class A and Class B common stock subject to redemption	—	8,667,969	34,102,468	32,299,770
Basic and diluted net income per share – Class A and Class B common stock subject to redemption	—	0.03	(0.25)	(0.27)
Weighted average shares outstanding – Class A and Class B non-redeemable common stock	—	3,464,052	—	—
Basic and diluted net income per share – Class A and Class B non-redeemable common stock	—	0.03	—	—

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Merger

On April 25, 2022, Data Knights, Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Data Knights, LLC, the Company’s sponsor (the “Sponsor”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with OneMedNet (together with the Company and Merger Sub, the “Parties”) and Paul Casey, as seller representative (“Casey”). Pursuant to the Merger Agreement, upon the closing (the “Closing”) of the Business Combination, the Parties will affect the merger of Merger Sub with and into OneMedNet, with OneMedNet continuing as the surviving entity (the “Merger”), as a result of which all of the issued and outstanding capital stock of OneMedNet shall be exchanged shares of the Class A Common Stock of the Company upon the terms set forth in the Merger Agreement. Per the Merger Agreement all of the issued and outstanding capital stock of OneMedNet shall be exchanged shares of the Class A Common Stock of Data Knights. OneMedNet’s shareholders collectively shall be entitled to receive from Data Knights, in the aggregate, a number of Data Knights’ securities with an aggregate value equal to $200,000,000, subject to certain adjustments.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Data Knights and OneMedNet include transaction accounting adjustments to illustrate the estimated effect of the Business Combination and certain other adjustments to provide relevant information necessary for an understanding of the Combined Entity upon consummation of the transactions described herein.

The Business Combination between Data Knights and OneMedNet under both the minimum and maximum redemption scenarios is expected to be accounted for as a reverse recapitalization with OneMedNet as the accounting acquirer.

The unaudited pro forma condensed combined financial information has been prepared using both the Minimum Redemption and Maximum Redemption scenarios with respect to the potential redemption of Public Shares into cash. The public stockholder redemptions are expected to be within the parameters described by the two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given the Companies’ incurred losses during the historical period presented.

Note 3 — Transaction Accounting Adjustments to the Data Knights and OneMedNet Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

(A)	Reflects the reclassification of $18.6 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company.

(B)	Reflects the payment of approximately $1.0 million of deferred underwriting fee and the remainder converted to stock at $10.89 per share.

(C)	Represents transaction costs totaling $1.0 million.

		OMN	DK
Total estimated	$3.2 million	1.8 million	1.4 million
Total incurred	$2.2 million	1.1 million	1.1 million
Net	$1.0 million	0.7 million	0.3 million

(D)	Reflects the reclassification of approximately $19 million of Class A shares subject to possible redemption to permanent equity.

(E)	Reflects the conversion of convertible preferred stock to common stock.

(F)	Represents the issuance of 20 million shares of the post-combination company’s Class A Common Stock to OneMedNet equity holders as consideration for the reverse recapitalization.

(G)	Reflects the conversion of Class B shares held by the initial shareholders to Class A shares.

(H)	Reflects the reclassification of Data Knights’ historical accumulated deficit.

(I)	Reflects the maximum redemption of 1.7 million shares for $19 million.

(J)	$1.5 million PIPE — 12 month notes with 6% interest.

(K)	Reflects the conversion of convertibles notes and accrued interest at a rate of $2.50 per share.

(L)	Reflects the conversion of Sponsor loans at a rate of $10.00 per share.

(M)	Reflects partial payment of related party loan.

Note 4 — Transaction Accounting Adjustments to the Data Knights and OneMedNet Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 are as follows:

(AA)	Transaction costs.

(BB)	Elimination of realized and unrealized gains in the trust.

(CC)	Interest on short debt.

Note 5 — Loss Per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination assuming the shares were outstanding since January 1, 2021. As the Business Combination are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods. Warrants have been excluded from the calculation as they are anti-dilutive.

The unaudited pro forma condensed combined financial information has been prepared assuming five alternative levels of redemption for the six months ended June 30, 2023 and year ended December 31, 2022:

	OneMedNet Historical	Data Knights Historical	Minimum Redemption	33.33% of Maximum Redemption	50% of Maximum Redemption	66.67% of Maximum Redemption	Maximum Redemption
June 30, 2023
Book value per diluted share	(2.95)	(1.33)	0.40	0.22	0.13	0.03	(0.16)
Weighted average shares outstanding – Common stock	4,550,166	—	34,102,468	33,502,170	33,201,119	32,900,158	32,299,770
Basic and diluted net income per share – Common stock	(0.27)
Weighted average shares outstanding – Class A and Class B common stock subject to redemption		2,731,544
Basic and diluted net income per share – Class A and Class B common stock subject to redemption		(0.01)	(0.16)	(0.17)	(0.17)	(0.17)	(0.17)
Weighted average shares outstanding – Class A and Class B non-redeemable common stock		4,838,792
Basic and diluted net income per share – Class A and Class B non-redeemable		(0.01)
December 31, 2022
Weighted average shares outstanding – Common stock	4,342,666		34,102,468	33,502,170	33,201,119	32,900,158	32,299,770
Basic and diluted net income per share – Common stock	(0.68)		(0.25)	(0.26)	(0.26)	(0.26)	(0.27)
Weighted average shares outstanding – Class A and Class B common stock subject to redemption		8,667,969
Basic and diluted net income per share – Class A and Class B common stock subject to redemption		0.03
Weighted average shares outstanding – Class A and Class B non-redeemable common stock		3,464,052
Basic and diluted net income per share – Class A and Class B non-redeemable		0.03